UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

FIRST FOUNDATION INC.
(Name of Registrant as Specified In Its Charter)

DRIVER MANAGEMENT COMPANY LLC DRIVER OPPORTUNITY PARTNERS I LP J. ABBOTT R. COOPER ALLISON BALL LILA I. FLORES
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION
DATED FEBRUARY 17, 2023

DRIVER MANAGEMENT COMPANY LLC

•, 2023

PLEASE VOTE THE ENCLOSED WHITE UNIVERSAL PROXY CARD TODAY—
BY PHONE, BY INTERNET OR BY SIGNING, DATING AND RETURNING IT IN THE
POSTAGE-PAID ENVELOPE PROVIDED

To Our Fellow Stockholders:

Driver Management Company LLC and the other participants in this solicitation (collectively, “Driver”, “we” or “our”) are the beneficial owners of an aggregate of 327,000 shares of common stock, par value $0.001 per share (the “FFWM Common Stock”), of First Foundation Inc., a Delaware corporation (“FFWM” or the “Company”). We have nominated two (2) highly-qualified individuals for election to the Company’s board of directors (the “Board”) because we believe that the Board needs directors with new ideas and open minds who are ready and prepared to take action to preserve and enhance value for all FFWM stockholders, including by, among other things, working to overhaul inadequate risk management policies and practices that Driver believes contributed to a 42% decline in the price of FFWM Common Stock during 2022. We are seeking your support at the Company’s 2023 annual meeting of stockholders scheduled to be held on •, 2023 at • •.m., Central Time, at • (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).

There are currently ten (10) directors serving on the Board, all of whom have terms expiring at the Annual Meeting. We are seeking your support at the Annual Meeting to elect not only our two (2) nominees, but also eight (8) of the Company’s nominees whose election we do not oppose, [•], [•], [•], [•], [•], [•], [•] and [•]. Your vote to elect our nominees will have the legal effect of replacing two incumbent directors with our nominees.

We urge you to carefully consider the information contained in the attached proxy statement and then support our efforts by signing, dating and returning the enclosed WHITE universal proxy card today. The attached proxy statement and the enclosed WHITE universal proxy card are first being mailed to stockholders on or about •, 2023.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated WHITE universal proxy card or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Saratoga Proxy Consulting LLC, who is assisting us, at its address and toll-free numbers listed below.

Thank you for your support,

/s/ J. Abbott R. Cooper

J. Abbott R. Cooper
Driver Management Company LLC

If you have any questions, require assistance in voting your WHITE universal proxy card,

or need additional copies of Driver’s proxy materials,

please contact Saratoga at the phone numbers listed below.

Stockholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED FEBRUARY 17, 2023

2023 ANNUAL MEETING OF STOCKHOLDERS
OF
FIRST FOUNDATION INC.
_________________________

PROXY STATEMENT
OF
DRIVER MANAGEMENT COMPANY LLC

•, 2023
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE UNIVERSAL PROXY CARD TODAY

Driver Management Company LLC, a Delaware limited liability company, (“Driver Management”) and the other participants in this solicitation (collectively, “Driver”, “we” or “our”) are the beneficial owners of an aggregate of 327,000 shares of common stock, par value $0.001 per share (the “FFWM Common Stock”), of First Foundation Inc., a Delaware corporation (“FFWM” or the “Company”). We have nominated two (2) highly-qualified director candidates to the Company’s board of directors (the “Board”) who we believe will, if elected and among other things, will work to (i) overhaul inadequate risk management policies and practices that Driver believes contributed to a 42% decline in the price of FFWM Common Stock during 2022, (ii) strengthen the Board’s oversight of FFWM’s management team in order to prevent occurrences like the departures of FFWM’s president, chief financial officer and chief operating officer in rapid succession during a less than four week period, and (iii) institute a comprehensive review of FFWM’s business strategy in light of rapidly changing economic, financial and monetary conditions. We are seeking your support at the Company’s 2023 annual meeting of stockholders scheduled to be held on •, 2023 at • •.m., Central Time at • (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), for the following:

1.	To elect Driver’s two (2) director nominees, Allison Ball and Lila I. Flores (each a “Driver Nominee” and, collectively, the “Driver Nominees”) to serve as directors until the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) or until their respective successors are elected and qualified (“Proposal 1”);
2.	To ratify the appointment of Eide Bailly LLP (“Eide Bailly”) as the Company’s independent registered public accounting firm for fiscal year 2023 (“Proposal 2”);
3.	To vote on a resolution to approve, by non-binding advisory vote, the compensation of the Company’s named executive officers for the year ended December 31, 2022 (“Proposal 3”); and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

This Proxy Statement and the enclosed WHITE universal proxy card are first being mailed to stockholders on or about •, 2023.

There are currently ten (10) directors serving on the Board, all of whom have terms expiring at the Annual Meeting. Through the attached Proxy Statement and enclosed WHITE universal proxy card, we are soliciting proxies to elect not only the two Driver Nominees, but also eight (8) of the Company’s nominees whose election we do not oppose, [•], [•], [•], [•], [•], [•], [•] and [•] (the “Unopposed Company Nominees”). Driver and FFWM will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Stockholders will have the ability to vote for up to ten nominees on Driver’s enclosed WHITE universal proxy card. There is no need to use the Company’s [•] proxy card or voting instruction form, regardless of how you wish to vote.

Your vote to elect the Driver Nominees will have the legal effect of replacing two incumbent directors. If elected, the Driver Nominees, subject to their fiduciary duties as directors, will seek to work with the other members of the Board to increase stockholder value through (i) more efficient and stockholder friendly capital allocation, (ii) better alignment of the interests of the Board and the Company’s management, on the one hand, and stockholders, on the other hand, and (iii) increased focus on total stockholder return However, the Driver Nominees will constitute a minority on the Board and there can be no guarantee that they will be able to implement the actions that they believe are necessary to accomplish those objectives. There is no assurance that any of the Company’s nominees will serve as directors if all or some of the Driver Nominees are elected. The names, background and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.

Stockholders are permitted to vote for less than ten nominees or for any combination (up to ten total) of the Driver Nominees and the Company’s nominees on the WHITE universal proxy card. However, if stockholders choose to vote for any of the Company’s nominees, we recommend that stockholders vote in favor of the Unopposed Company Nominees, who we believe are sufficiently qualified to serve as directors, to help achieve a Board composition that we believe is in the best interest of all stockholders. We believe the best opportunity for both of the Driver Nominees to be elected is by voting on the WHITE universal proxy card. Driver therefore urges stockholders using our WHITE universal proxy card to vote “FOR” both of the Driver Nominees and “FOR” the Unopposed Company Nominees. IMPORTANTLY, IF YOU MARK MORE THAN TEN “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID.

Driver Management, Driver Opportunity Partners I LP, a Delaware limited partnership (“Driver Opportunity”), J. Abbott R. Cooper, Allison Ball and Lila I. Flores are members of a group (the “Group”) formed in connection with this proxy solicitation and are deemed participants in this proxy solicitation.

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As of the date hereof, the participants in this solicitation collectively own 327,000 shares of FFWM Common Stock (the “Driver Group Shares”). We intend to vote such shares FOR the election of the Driver Nominees and the Unopposed Company Nominees, FOR Proposal 2 and [•] Proposal 3.

The Company has set the close of business on •, 2023 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is 200 Crescent Court, Suite 1400, Dallas, Texas 75201. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company’s proxy statement, as of the Record Date, there were • shares of FFWM Common Stock outstanding.

We urge you to carefully consider the information contained in the Proxy Statement and then support our efforts by signing, dating and returning the enclosed WHITE universal proxy card today.

THIS SOLICITATION IS BEING MADE BY DRIVER AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. DRIVER IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH DRIVER IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED WHITE UNIVERSAL PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

DRIVER URGES YOU TO VOTE “FOR” THE DRIVER NOMINEES BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED WHITE UNIVERSAL PROXY CARD TODAY. PLEASE SIGN, DATE AND RETURN THE WHITE UNIVERSAL PROXY CARD VOTING “FOR” THE ELECTION OF THE DRIVER NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE UNIVERSAL PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our WHITE universal proxy card are available at
•

______________________________

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IMPORTANT

Your vote is important, no matter how many shares of FFWM Common Stock you own. Driver urges you to sign, date, and return the enclosed WHITE universal proxy card today to vote FOR the election of the Driver Nominees and in accordance with Driver’s recommendations on the other proposals on the agenda for the Annual Meeting.

•	If your shares of FFWM Common Stock are registered in your own name, please sign and date the enclosed WHITE universal proxy card and return it to Driver c/o Saratoga Proxy Consulting LLC (“Saratoga”) in the enclosed envelope today.
•	If your shares of FFWM Common Stock are held in a brokerage account, you are considered the beneficial owner of the shares of FFWM Common Stock, and these proxy materials, together with a WHITE voting form, are being forwarded to you by your broker. As a beneficial owner, if you wish to vote, you must instruct your broker how to vote. Your broker cannot vote your shares of FFWM Common Stock on your behalf without your instructions.
•	Depending upon your broker, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

As Driver is using a “universal” proxy card containing both of the Driver Nominees as well as the Company’s nominees, there is no need to use any other proxy card regardless of how you intend to vote. Driver strongly urges you NOT to sign or return any [•] proxy cards or voting instruction forms that you may receive from FFWM. Even if you return the [•] management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.

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If you have any questions, require assistance in voting your WHITE universal proxy card,

or need additional copies of Driver’s proxy materials,

please contact Saratoga at the phone numbers listed below.

Stockholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

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QUESTIONS AND ANSWERS

Q: Who is making this solicitation?

A: This solicitation is being made by Driver Opportunity Partners I LP, Driver Management Company LLC, J. Abbott R. Cooper, Allison Ball and Lila Flores.

Q: Why are you making this solicitation?

A: Driver believes that FFWM’s recent performance, among other things, is clear evidence that a change in the composition of the Board is necessary to preserve and increase the shareholder value for all FFWM stockholders.

Q: What do you mean by “recent performance?”

A: Well, one place to start is a comparison of the one-, three- and five-year total return for FFWM Common Stock compared to that of the S&P United States BMI Banks Index (the “S&P Banks Index”) and the S&P United States Small Cap Banks Index (the “Small Cap Banks Index”)1 as illustrated in the chart below:

	Total Return[2]
	One Year	Three Years	Five Years
FFWM	-39.67%	-1.41%	-6.36%
S&P Banks Index	-14.81%	12.06%	22.96%
Small Cap Banks Index	-9.57%	24.24%	24.08%

Q: Why is total return important?

A: Total return is important because, since Driver has nominated the Driver Nominees for election to the Board at the Annual Meeting, there will be a proxy contest or contested election and total return plays an important role in how proxy advisory firms make voting recommendations and how institutional investors making voting decisions. For instance, Institutional Shareholder Services’, a leading proxy advisory, proxy voting guidelines state “Sustained poor performance is measured by one-, three-, and five year total returns in the bottom half of a company’s four digit GICS industry group.”3

Q: Okay, so FFWM has underperformed some indexes based on total return. Is that really justification for a change in the composition of the Board? It’s not like FFWM can control their stock price.

1 Unless otherwise noted, the source for all financial and market data is S&P Capital IQ.

2 Periods ended February 9, 2023.

3 https://www.issgovernance.com/file/policy/active/americas/US-Voting-Guidelines.

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A: You’re right—FFWM can’t directly control their stock price, but FFWM can control the composition of its balance sheet and the types of business it pursues. More importantly, FFWM can control the types of risk it takes on, and Driver believes the Board should actively oversee FFWM’s risk exposure. Specifically, Driver believes that the Board failed to exercise adequate oversight of FFWM management and allowed FFWM management to make decisions that would disproportionately and adversely impact FFWM’s financial condition and performance when monetary conditions changed. Driver also believes that the Board should be accountable to FFWM stockholders for its failure to appropriately manage predictable and foreseeable interest rate and liquidity risks.

Q: Wait—is that fair? The Board can’t control what the Federal Reserve does regarding interest rates any more than they can control the price of FFWM Common Stock.

A: While that is true, the point is that FFWM could have been better prepared—and the Board should have ensured that FFWM was better prepared—for changes in monetary policy so that FFWM’s financial performance wasn’t adversely impacted in a way that is disproportionate to most of its peers.

Q: How could have FFWM been better prepared for changes in monetary policy?

A: Well, the better question is probably why recent changes in monetary policy—meaning changes in interest rates and money supply—has had a more adverse impact on FFWM’s financial performance than most of its peers. Before you ask, in Driver’s opinion, one of the biggest reasons why recent changes in monetary policy have had such a disproportionate (and adverse) impact on FFWM—and by extension, the price of FFWM Common Stock—is FFWM’s decision to emphasize multifamily lending and the resulting impact of that decision. Set forth below is a chart comparing multifamily loans as a percentage of total loans for FFWM and the median for a peer group (the “$5B-$15B Peer Group”) of publicly traded, exchange listed banking institutions with assets between $5 billion and $15 billion as of December 31, 2022.

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Q: Okay, so FFWM seems to have a much higher percentage of multifamily loans than similarly sized, exchange traded peers, but what is the problem with that?

A: For one thing, Driver believes that having a disproportionate concentration in multifamily loans relative to peers raises the immediate question— “Is FFWM operating within a prudent and sustainable business strategy?” While Driver believes that banks can gain competitive advantages by focusing their business on a particular type of lending, Driver also believes that the extent to which FFWM has focused on multifamily lending could have adverse consequences for FFWM and its stockholders if the Board is not keenly attuned to the specific risks that come with multifamily lending. Not to put too fine a point on it, but Driver believes that FFWM’s recent financial performance (particularly as measured by cost of funds, net interest margin, return on assets, and loans to deposits), indicates that the Board was either inadequately focused on those risks or seriously misjudged their likelihood and the magnitude of their impact.

Q: What type of specific risks are you talking about?

A: That’s a good question. In Driver’s experience, as a rule of thumb, multifamily lending has three important characteristics. First, it is considered a relatively safe lending practice from a credit perspective, which is obviously a good thing. Second, the loans are generally fixed rate loans, which can be either good or bad, depending on the direction of interest rates. Third and finally, the business tends to be one of lending only, meaning that borrowers generally are not depositors in any meaningful way, causing bankers that make a lot of multifamily loans to find other sources of deposits beyond borrowers.

Q: Do you have any proof of that?

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A: As mentioned earlier, it is a rule of thumb, but let’s look a little closer to see if that is the case with FFWM, starting with the point that multifamily borrowers are generally not a meaningful source of deposits. To begin with, in FFWM’s most recent 10-K, in describing the “C&I Loan Channel,” FFWM notes “The typical C&I loan client utilizes more than one element of our platform, including almost all such clients using our deposit products and services.”4 No such disclosure is made in describing the “CRE Loan Channel,” which includes multifamily loans.

In addition, in a presentation made on January 27, 2023, FFWM disclosed that its “commercial deposit services channel” accounted for 39% of deposits at year end 2022, 33% of deposits at year end 2021 and 37% of total deposits at year end 2020.5 The “commercial deposit services channel” offers deposit products and services to “mortgage servicers, HOAs, 1031 exchange accommodators” and others. Based on Driver’s experience, those type of customers bring only deposit relationships, which is not surprising, since FFWM’s multifamily lending business is not a likely source of deposits.

Q: Okay, whatever—let’s say for the sake of argument that multifamily borrowers don’t generally have deposit relationships with FFWM, so FFWM had to develop specialty lines of business to gather deposits. What difference does that make?

A: Well, we are getting to that, but first it is worth noting an additional aspect of FFWM’s deposit business that Driver believes is unique (and not in a good way). Specifically, that only a handful of customers are responsible for a material portion of FFWM’s deposits. Set forth below is summary of disclosures made in FFWM’s Annual Reports on Form 10-K since FFWM completed its initial public offering in 2013 regarding deposit concentration:

Q: Okay, that level of concentration seems kind of unusual, but is it actually a problem?

4 https://www.sec.gov/Archives/edgar/data/1413837/000155837022002328/ffwm-20211231x10k.htm.

5 https://www.sec.gov/Archives/edgar/data/1413837/000155837023000555/ffwm-20230126xex99d1.htm.

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A: Well, here’s what FFWM warns:

“…a material decrease in the volume of those deposits by a relatively small number of [FFWM’s] depositors could reduce [FFWM’s] liquidity, in which event it could become necessary for [FFWM] to replace those deposits with higher-cost deposits, the sale of securities or FHLB borrowings, which would adversely affect [FFWM’s] net interest income and, therefore, [FFWM’s] results of operation.”6

Driver believes, however, that the same risk also applies to deposits from FFWM’s “commercial deposit services channel” and that its, in Driver’s opinion, excessive concentration on multifamily lending led to an over dependence on a small number of deposit relationships and some deposit only businesses.

Q: So?

A: Well, as Warren Buffet says, “you only learn who has been swimming naked when the tide goes out.”7 From 2013 (when FFWM completed its initial public offering) through 2021, deposits at all commercial banks in the United States steadily increased as illustrated by the below chart:8

However, as the Federal Reserve rapidly shifted from an accommodative monetary policy to a tightened monetary policy beginning in March 2022, there was a clear impact on bank deposits, as illustrated by the charts below:9

6 FFWM’s Annual Reports on Form 10-K filings with the SEC from 2014-2022

7 https://www.berkshirehathaway.com/letters/2007ltr.pdf

8 https://fred.stlouisfed.org/series/DPSACBW027SBOG

9https://www.federalreserve.gov/releases/H8/default.htm. Also, as noted by Fitch Ratings:

The Fed’s accelerating quantitative tightening is pulling liquidity out of the banking system and higher market rates raise the attractiveness of other short-term investment alternatives over deposits. . . . Deposits were roughly flat compared with 3Q21, but down 2% compared with the prior quarter. Fitch expects that deposit balances will likely contract over the next year or two as these drivers persist, although trends could vary considerably across banks depending on deposit mix.

https://www.fitchratings.com/research/banks/effects-of-fed-tightening-now-showing-amid-solid-3q-earnings-for-us-banks-25-10-2022

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Q: Okay, but the change in monetary policy affects all banks, right?

A: That is right, but the impact of that change does not impact all banks in the same way as illustrated by the below chart comparing the total cost of deposits to that of the $5B-$15B Peer Group:

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Driver believes that FFWM’s excessive concentration of multifamily loans has left it particularly vulnerable to pressure on deposit rates, and that vulnerability is exacerbated by the concentration of a material amount of its deposits in just a handful of depositors. Put bluntly, FFWM is a “price taker” as far as deposits go, which is a particularly disadvantageous position to be in as the competition for bank deposits increases.10

Q: What do you mean by “price taker?”

A: Simply put, Driver believes that FFWM will, as a result of what it considers to be the Board’s failure to adequately assess the interest rate and liquidity risks faced by FFWM and oversee the implementation of an effective risk management framework, have to pay whatever deposit rates it needs to in order to ensure sufficient liquidity, which Driver believes will have an adverse impact on FFWM’s profitability for the foreseeable future.

For instance, below is a screen shot taken of FFWM’s website on February 17, 2023 showing the advertised rate for a FFWM online savings account:11

To put the 4.20% rate of FFWM’s online savings account in context (not that more context beyond “over 12x the national savings average” should be necessary), FFWM’s average yield on loans for the quarter ended December 31, 2022 was 4.34% and the average yield on all interest earning assets was 4.12%.

Q: Okay, but if part of the change in monetary policy is increasing interest rates, doesn’t that mean that FFWM earns more interest on the loans it has made?

A: Well, this brings us back to another point about multifamily loans, which is that they tend to be fixed rate loans, meaning that the interest rate stays constant over the life of the loan. In an environment where interest rates are expected to decline, from the point of view of the lender, having a fixed, rather than floating rate, is advantageous. When interest rates are going up, however, it is a different story. Unfortunately, since March 2022, the Federal Reserve has progressively raised the federal funds rate, as illustrated by the chart below:12

10As noted by Fitch Ratings, “Fitch expects bank deposits to shrink meaningfully through 2024, as depositors seek higher-yielding alternatives for non-operating cash and the Fed continues to shrink its balance sheet through quantitative tightening.” https://www.fitchratings.com/research/banks/sustained-higher-interest-rates-may-pressure-us-bank-liquidity-10-01-2023.

11 https://www.firstfoundationinc.com/personal-banking/bank/online-savings.

12 https://fred.stlouisfed.org/series/DFF

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Q: Well, how do you know for sure if FFWM’s multifamily loans are all fixed rate loans?

A; We don’t, since FFWM doesn’t provide that type of disclosure, but if you compare the rate of change of FFWM’s yield on all loans to the median for the $5B to $15B Peer Group, it is clear that FFWM’s yield on loans is not increasing at a similar rate:

Q: Okay, so it looks like the price FFWM pays for deposits is going up a lot faster than peers and their yield on loans is increasing at a slower rate compared to its peers. Does that really matter?

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A: Well, based on the below comparison of net interest margin (“NIM”) and return on assets (“ROA”), it looks like it matters a lot:

To put a little bit of a point on it, the chart below compares the valuation for FFWM Common Stock, as measured by price to tangible book value (“P/TBV”), with the S&P Banks Index and the Small Cap Banks Index:

Since October 2022, FFWM’s stock price has rarely been valued at more than 100% of P/TBV. Since tangible book value is viewed as the theoretical amount FFWM stockholders would receive in a liquidation, the fact that FFWM Common Stock is trading around tangible book value per share suggests that the market has placed little to no value on FFWM as a going concern.

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Q: Okay, but even if the change in monetary policy has had a disproportionately adverse impact on FFWM’s financial results and the value of FFWM Common Stock, why is change in the composition of the Board needed?

A: This gets us back to who has been swimming without their bathing suit when the tide goes out. To begin with, Driver believes that FFWM’s multifamily exposure is excessive and creates liquidity and interest rate risk. Driver believes that it is a best practice for bank holding companies (such as FFWM) to have a board level risk committee comprised entirely of independent directors that oversees all risks, including interest rate and liquidity risks. Indeed, bank holding companies with assets greater than $50 billion are required by law to have such a board level risk committee.13 Based on the information contained in FFWM’s 2022 proxy statement, FFWM does not have a dedicated committee of the Board comprised solely of independent directors that oversees FFWM’s risk management policies, procedures, and framework.

Second, Driver believes that FFWM’s excessive concentration of multifamily loans created an obvious risk to the value of FFWM stockholders investment if interest rates went up and/or liquidity began to leave the banking system. In Driver’s opinion, it was obvious that one or both of those events had to occur at some point. Set forth below is a chart from the St. Louis Fed’s FRED economic data website showing the Federal Funds Effective rate since 1954:14

1312 C.F.R. § 252.22. Federal banking regulators have been clear that boards of depository institutions need to play an active role in monitoring interest rate risk:

“Effective board governance and oversight are critical to developing a strong asset-liability management process. Boards of directors should be aware of interest rate risk exposure during the business cycle, not just in advance of volatile periods. Therefore, directors need to devise sound policies and a clear understanding of their institution's susceptibility to interest rate volatility and the corresponding impact on earnings and capital. . . .

[s]ignificant, unmitigated levels of interest rate or market risk can lead to losses and liquidity constraints when prevailing rates change significantly.”

https://www.fdic.gov/news/financial-institution-letters/2013/fil13046.html.

14 https://fred.stlouisfed.org/series/DFF. Unless otherwise indicated herein, Driver has not sought or obtained consent from any third party to use any data, representations or other information indicated herein as having been obtained or derived from third parties.

15

Driver believes that it was obvious that, prior to the Federal Reserve’s decisions to increase the Federal Funds rate, beginning in March 2022, interest rates (as exemplified by the Federal Funds Effective Rate) were at historic lows and would inevitably go up. Similarly, based on the below chart of M2, a measure of the supply of money, since1980 and prior to the tightening of monetary conditions initiated by the Federal Reserve in March 2022, liquidity (as measured by M2) was at historic highs:

Another way of visualizing what Driver believes to be an abnormal increase in M2 is seen in the chart below, which highlights the rapid increase in M2 starting in 2020 when efforts to combat the impact of the COVID-19 “shut down” were at their peak compared to an implied linear progression of the growth of M2:15

15 Source: Piper Sandler research.

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In other words, FFWM made a conscious decision to focus on multifamily lending when two of the most significant risks—the risk that interest rates would go up and liquidity would leave the banking sector—were, in Driver’s opinion, inevitable. Driver believes that the magnitude of the impact from an obvious risk—that the Federal Reserve would move to a restrictive monetary policy after more than a decade of accommodative monetary policy—has had on FFWM’s financial performance and the value of FFWM Common Stock is clear evidence that the Board failed to adequately manage known risks, failed to mitigate risk by reducing its concentration on multifamily lending, and failed to further develop deposit business and relationships that might be less price sensitive.

Q: Okay, does Driver have any other concerns?

A: Well, the amount of turnover among FFWM’s senior executive team, during November and December 2022, raises a lot of questions about FFWM leadership’s ability to manage FFWM during what Driver believes is a period of intense stress on FFWM’s business.

Q: What turnover are you talking about?

A: To start with, FFWM’s president, David DePillo, resigned on November 7, 2022, and Kevin Thompson, FFWM’s chief financial officer, was named interim president.

Q: That doesn’t seem that bad—at least the CFO could step in and act as interim president.

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A: But only for a short time. As they said about Bud Fox in Wall Street, Mr. Thompson, who resigned as CFO and interim president on November 18, 2022, had “the shortest executive career since that Pope that got poisoned.”

Q: Oh, did FFWM find another president or CFO?

A: Since November 18, 2022, Scott Kavanaugh, FFWM’s CEO, has been serving as President and Amy Djou, FFWM’s chief accounting officer, has been serving as CFO.

Q: So, the president and the CFO left within two weeks of each other—that can’t be that bad, right?

A: Well, that isn’t the end of it. On December 2, 2022, Lindsay Lawrence, FFWM’s chief operating officer, resigned, so FFWM lost their president, CFO, and COO all in less than a month.

Q: Hmm, at least FFWM’s CEO must be totally focused on dealing with the issues confronting FFWM, right?

A: Maybe. According to FFWM’s 2022 Proxy Statement, Mr. Kavanaugh has served on the board of directors of Colorado Federal Savings Bank and its parent holding company, Silver Queen Financial Services, Inc. since 2008, and has served on the board of directors of Nexpoint Residential Trust Inc. since 2015.

Q: Isn’t it unusual for the CEO of a bank to serve on the board of another bank?

A: In Driver’s experience, it is very unusual for the CEO of a publicly traded bank to serve on the board of another bank, but, in general, FFWM’s practices on outside business activity seem, to Driver, to be unusual.

Q: What do you mean?

A: Well, to take one example, there is Christopher Naghibi, who was the executive vice president and chief credit officer of FFWM’s banking subsidiary First Foundation Bank (“FF Bank”) until his promotion to chief operating officer on December 5, 2022. While serving as FF Bank’s chief credit officer, Mr. Naghibi was appointed to the boards of directors of Friendly Hills Bancorp (“FHLB”) and its banking subsidiary, Friendly Hills Bank, on December 22, 2021 as part of a settlement agreement between FHLB and one of its shareholders.16

Q: Wait—is FHLB a competitor of FFWM?

A: Both FHLB and FFWM operate in the Los Angeles-Long Beach-Anaheim, CA, Riverside-San Bernadino-Ontario, CA and San Diego-Chula Vista-Carlsbad, CA metropolitan statistical areas (“MSAs”), so Driver believes that it would be reasonable to assume they are competitors.

Q: Isn’t that a serious conflict of interest?

16 https://www.globenewswire.com/en/news-release/2021/12/22/2356811/28099/en/Friendly-Hills-Bancorp-Announces-Hiring-of-Chief-Executive-Officer-and-Settlement-With-Shareholder-Frank-Kavanaugh.html.

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A: Driver has asked the Board for more information about Mr. Naghibi’s service on the board of directors of FHLB and doesn’t currently have all the facts, but it certainly looks like a clear conflict of interest.

Q: Is Mr. Naghibi still on the board of directors of FHLB?

A: It appears that Mr. Naghibi retired from the board of directors of FHLB on September 6, 2022.17 Maybe it was to devote more time to his other outside business interests.

Q: Why? What kind of other outside business interests does Mr. Naghibi have?

A: The question isn’t really what kind of outside business interests does Mr. Naghibi have so much as what kind of outside business interests doesn’t he have. Below is an excerpt for Mr. Naghibi’s biography from the website of Black Crown, Inc.:

“Christopher M. Naghibi is Founder and Chief Executive Officer of Black Crown Inc. and Black Crown Law APC, a disruptive collective of attorneys, property managers, real estate agents and contractors who handle home sales and purchases, commercial and multifamily real estate brokerage, primarily for high net-worth and celebrity clients. The team has over 20 years of experience, 1000+ satisfied clients, $10 million in recovered costs for clients and in excess of $20 billion dollars in closed transactions.

Mr. Naghibi, a licensed attorney, real estate broker and general contractor, also serves as Executive Vice President – Chief Credit Officer of First Foundation Bank (NASDAQ: FFWM) with an expertise in large volume institutional operations. Mr. Naghibi is responsible for measuring and managing the aggregate risk in the Bank’s loan portfolio by overseeing the bank’s real estate, consumer and commercial credit, monitoring, underwriting, processing and collection policies, procedures, and processes ensuring appropriate mitigation of the risks inherent in the portfolio.”18

Q: What is a “disruptive collective” and what does it do?

A: That is a good question, but the more important question is whether Mr. Naghibi, who has been described as “The Renaissance Real Estate Man”19 and characterized as “Changing Real Estate Forever,”20 was able to devote sufficient time to “measuring and managing the aggregate risk” in FFWM’s loan portfolio given his extensive outside business activities.

Q: Okay, so maybe Mr. Naghibi should scale back his outside business activities, but what does that have to do with the need for change in the composition of the Board?

17 https://www.globenewswire.com/en/news-release/2022/09/06/2510491/28099/en/Friendly-Hills-Bancorp-Announces-Changes-To-Its-Board.html

18 https://blackcrowninc.com/agents/christopher-m-naghibi-esq/.

19 https://nyweekly.com/business/christopher-naghibi-the-renaissance-real-estate-man/.

20https://disruptmagazine.com/how-christopher-naghibi-is-changing-real-estate-forever/.

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A: Well, under Delaware law, the business of a corporation such as FFWM, which is incorporated in Delaware, is to be managed by or under the direction of the Board, and part of that responsibility is the oversight of FFWM’s management. Without knowing how much time and attention that Mr. Kavanaugh devoted to serving on the boards of directors of other corporations or the time Mr. Naghibi spent “changing real estate forever,” it is difficult to say whether limiting FFWM management’s outside business activities might have limited the value destruction of FFWM Common Stock, as illustrated by the chart below. But a top priority of the Driver Nominees will be to work to ensure that FFWM’s management is laser focused on preserving and increasing value for FFWM stockholders, not the stockholders of other corporations, and to ensure that FFWM has an appropriate risk management framework in place, rather than “changing real estate forever.”

Q: Is Driver an “activist investor?”

A: Driver and Mr. Cooper are often referred to as activist investors.

Q: Aren’t activist investors bad?

A: It depends on your perspective. Driver invests in publicly traded banking organizations where it believes that the status quo needs to change to increase stockholder value, so directors and officers interested in maintaining the status quo at FFWM might have a negative view about Driver. On the other hand, if you are unhappy with the performance of FFWM Common Stock, you might consider Driver a welcome agent of change.

Q: FFWM has said that Driver is running an “opportunistic campaign.” Is that right?

A: Before responding, let’s unpack that a little. From January 1, 2022, until Driver submitted its notice of nomination on December 30, 2022, the price of FFWM Common Stock declined 42%, compared to a 19% decline in the S&P Bank Index and a 14% decline in the Small Cap Bank Index. Driver believes that the disproportionate decline was due, in large part, to the Board’s failure to ensure that FFWM was managing the risks—specifically interest rate and liquidity risks—that Driver believes were exacerbated by FFWM’s decision to allow FFWM’s loan portfolio to become, in Driver’s opinion, excessively concentrated in multifamily loans. As far as Driver is concerned, if Driver is running an “opportunistic campaign,” it is only possible because FFWM and the Board created the “opportunity”—which Driver would characterize as the need—for the FFWM stockholders to have a choice in the election of directors.

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Q: What is the relationship between Driver and the nominees, Ms. Ball and Ms. Flores?

A: Other than indemnity and other customary agreements commonly entered into with a nominating stockholder, neither Ms. Ball nor Ms. Flores have any relationship—business or otherwise—with Driver. Simply put, Driver believes that both Ms. Ball and Ms. Flores will better represent the interests of all FFWM stockholders than the Company’s nominees.

Q: It looks like Ms. Ball and Ms. Flores have mainly worked at tech companies—how does that experience qualify them for service on the board of a bank holding company?

A: Driver believes that both Ms. Ball and Ms. Flores have a wealth of experience, obtained not just at technology leaders like Palantir and Meta, but also financial services companies like Goldman Sachs, that would allow them to bring new perspectives to a Board that, in Driver’s opinion, needs to take a hard look at FFWM’s current business model and risk management practices and policies. More importantly, however, Driver believes that both Ms. Ball and Ms. Flores are willing to ask important questions regarding how the Board has been overseeing and managing FFWM’s business—common sense questions that any responsible businessperson should have been asking. In addition, both Ms. Ball and Ms. Flores have a wealth of business and other connections that might benefit FFWM as it tries to expand its business in Texas.

Q: Are Ms. Ball and Ms. Flores friends? Didn’t they have a podcast together?

A: Ms. Ball and Ms. Flores are personal friends, a fact that FFWM has attempted, for reasons that remain a mystery to Driver, to cast in a sinister light. As far as Driver is concerned, there is nothing about Ms. Ball and Ms. Flores being friends that could or should give rise to any legitimate concerns about their ability and willingness to act in the best interests of all FFWM stockholders. Indeed, Driver can think of at least one instance where directors being friends seems to have benefited all stockholders, since by all reports Warren Buffett and Charlie Munger are very close friends, and Berkshire Hathaway stockholders don’t seem to have many complaints.

Ms. Ball and Ms. Flores do have a podcast together, which is called Hell or High Ranch Water. So far, FFWM has spent, in Driver’s opinion, an inordinate amount of time and effort investigating the podcast and a related limited liability company established by Ms. Ball and Ms. Flores to own the podcast and capitalize on any business opportunities in the event Hell or High Ranch Water turned into another Joe Rogan Experience (it didn’t but Ms. Ball and Ms. Flores had a lot of fun). You can listen to Hell or High Ranch Water on any podcast platform and make your own determination on how relevant the podcast is to whether Ms. Ball and Ms. Flores should be elected to the Board as well as if the time and effort expended by FFWM investigating the podcast was well spent.

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Background to Solicitation

•	On October 25, 2022, FFWM released earnings for the third quarter of 2022 and disclosed, among other things that its cost of deposits had increased by 128%, from 0.28% to 0.64%, and its loan to deposit ratio had increased by 10%, from 98.8% to 108.4%, in each case from the previous quarter. From October 24, 2022 to October 26, 2022, the price of FFWM Common Stock declined by 12.11%, compared to a 1.53% increase in the S&P Bank Index and a 0.94% increase in the Small Cap Bank Index. From October 24, 2022 until December 30, 2022, the price of FFWM Common Stock declined by 20.39%, compared to a 0.44% decline in the S&P Bank Index and a 3.33% decline in the Small Cap Bank Index.
•	On December 16, 2022, in accordance with Section 2.4 (the “Questionnaire Bylaw”) of FFWM’s Bylaws (the “Bylaws”), Driver requested (“Driver’s Request”) the questionnaire and representation and agreement (together, the “Questionnaire”) required to be completed by any person nominated for election to the Board.
•	On December 27, 2022, three days before the opening of the “nomination window,” the thirty (30) period during which FFWM stockholders were able to nominate candidates for election to director at the Annual Meeting, counsel for FFWM sent a letter to counsel for Driver requesting an extension—until January 9, 2023, or nine days into the thirty day nomination period, to provide a FFWM “formal response” to Driver’s Request due to the fact that “several key members of [FFWM’s] management team are focused on typical year end tasks.”
•	On December 30, 2022, Driver delivered a notice of nomination (the “Notice of Nomination”) to Kelly Rentzel, FFWM’s general counsel, nominating Ms. Ball and Ms. Flores for election to the Board at the Annual Meeting, along with a questionnaire prepared by counsel to Driver based on familiarity with such documents in order to protect its right to nominate candidates for election to director.
•	On January 9, 2023, counsel to FFWM delivered the Questionnaire to counsel for Driver.
•	On January 16, 2023, Driver returned completed Questionnaires for both Mses. Ball and Flores to Ms. Rentzel.
•	On January 17, 2023, Mr. Cooper sent a letter to Max Briggs, FFWM’s lead director, regarding the Notice of Nomination and inquiring if Mr. Briggs was interested in discussing how the Board might be reconstituted to preserve and increase value for all FFWM stockholders.
•	On January 18, 2023, Mr. Kavanaugh’s assistant emailed Mr. Cooper to ask if Mr. Cooper would be interested in having a conversation with Mr. Kavanaugh after FFWM released its fourth quarter and year end earnings. Mr. Cooper replied to the email by letter dated January 18, 2023 indicating that he was willing to have a conversation with Mr. Kavanaugh before FFWM released earnings for the fourth quarter and year end.
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•	On January 26, 2023, FFWM released earnings for the quarter and year ended December 31, 2022, disclosing, among other things, that (i) its ROA had declined by 43% (from 0.98% to 0.55%) from the previous quarter and 52% (from 1.15% to 0.55%) from the previous year, (ii) its NIM had declined 21% (from 3.10% to 2.45%) from the previous quarter and 23% (from 3.17% to 2.45%) from the previous year and (iii) its cost of deposits had increased 130% (from 0.64% to 1.47%) from the previous quarter and 880% (from 0.15% to 1.47%) from the previous year.
•	On January 31, 2023, Mr. Cooper had a brief telephonic conversation with Mr. Kavanaugh and Mr. Naghibi. Mr. Cooper asked Mr. Kavanaugh if he had any interest in discussing a negotiated settlement to the proxy contests and Mr. Kavanaugh stated that he had no interest in such a discussion. Mr. Cooper later sent Mr. Kavanaugh a letter confirming the substance of their conversation.
•	On February 2, 2023, Ms. Rentzel sent a purported “Request for Document Preservation” to Charles Flores, Ms. Flores’ spouse and the registered agent for Hell or High Ranch Water, LLC (the “Podcast LLC”), the limited liability company formed by Mses. Ball and Flores in connection with their podcast Hell or High Ranch Water. The “Request for Document Preservation” requested that Mr. Flores preserve all “documents and communications related to [the Podcast LLC] (including, but not limited to, electronic files, recordings, accounting records, documents reflecting investments or other business dealings, e-mails, social media postings, and text messages).”
•	Also on February 2, 2023, Mr. Cooper sent a letter to Ms. Rentzel in response to the “Request for Document Preservation” sent to Mr. Flores that included the statement “[i]f you have any questions for either [Ms. Ball] or [Ms. Flores], just send them to me and maybe we can handle things in a more reasonable manner.”
•	On February 2, 2023, Mr. Kavanaugh sent Mr. Cooper a letter that, among other things, warned Mr. Cooper “You are responsible for the inaccuracies in your communications and the harm that they cause First Foundation and all of its stockholders.” Mr. Cooper responded with a letter dated February 2, 2023 that states, among other things “If you want to challenge the accuracy of how I summarized our conversation, feel free to try to hold me ‘responsible.’ Otherwise, spare me the rhetoric.”
•	On February 3, 2023, Ms. Rentzel sent another letter to Mr. Flores requesting he advise Ms. Rentzel if Mr. Cooper was “counsel” to Mr. Flores or Beck Redden LLP, the law firm in which Mr. Flores is a partner.
•	On February 3, 2023, Mr. Cooper sent a letter to Ms. Rentzel advising her that he was neither counsel to Mr. Flores nor Beck Redden LLP and requesting that, to the extent FFWM believed the Notice of Nomination was deficient in any respect, to, as requested in the Notice of Nomination, notify Mr. Cooper and/or counsel of Driver of any alleged deficiencies.
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•	On February 6, 2023, Ms. Rentzel sent a letter to Driver purporting to list certain deficiencies in the Notice of Nomination (the “February 6 Letter”).
•	On February 7, 2023, Ms. Rentzel sent a letter to Mr. Cooper requesting additional information relating to Mses. Ball and Flores and asking if Mses. Ball and Flores were available to meet with FFWM (the “February 7 Letter”). Mr. Cooper replied with a letter that is reproduced in full below:

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DRIVER MANAGEMENT COMPANY LLC

February 7, 2023

Ms. Kelly Rentzel
Executive Vice President, General Counsel and Secretary
First Foundation Inc.
200 Crescent Court, Suite 1400
Dallas, TX 75201

Kelly,

Reference is made to your letter of even date. I will review your requests for information with Ms. Flores and Ms. Ball and respond.

With respect to interviewing Ms. Flores and Ms. Ball, I would make the same point that I made in a previous letter to Scott Kavanaugh. As you are aware, Driver Opportunity Partners I LP, a stockholder of record of First Foundation, Inc. ("FFWM" or the "Company") nominated Ms. Flores and Ms. Ball, in accordance with FFWM's bylaws, for election to FFWM's board of directors (the "Board") at FFWM's 2023 annual meeting of shareholders (the "2023 Annual Meeting"). FFWM's bylaws regarding the nomination (by FFWM stockholders) of persons for election to directors do not require or contemplate that any person nominated by a FFWM stockholder be interviewed by anyone, presumably because they will be "interviewed" by FFWM's stockholders in the context of an election of directors.

As an aside, your letter notes that "the Company would like to interview" Ms. Flores and Ms. Ball, which suggests that any such interview might not necessarily be conducted solely by independent directors, which I believe would be highly inappropriate.

Your letter also states that such interviews would be "part of [the Company's, presumably] evaluation of . . . [Ms. Flores' and Ms. Ball's] qualifications and fitness to serve" on the Board. Again, FFWM's bylaws do not require the Company or the Board (or any committee thereof) to make any determination regarding the "fitness to serve" of any person nominated by a FFWM stockholder. Not to put too fine a point on it, but FFWM stockholders will judge, by casting votes at the 2023 Annual Meeting, whether Ms. Flores and/or Ms. Ball are fit to serve as directors and any claim or implication that the Company or the Board "knows better than do the shareholders" regarding who should serve on the Board is contrary to established Delaware law.[1] As noted in Blasius, directors are but agents of stockholders and as agents cannot usurp the power of a principal to choose its agent.

In addition, there is the common sense point that I tried to make to Scott: unless there is a current or expected vacancy on the Board that the Board is looking to fill, or the nomination and corporate governance committee (the "Nominating Committee") of the Board expects that a current member of the Board will not be renominated for (or otherwise seek) reelection at the 2023 Annual Meeting, what is the purpose of any interview? To put it in simple terms, why would someone interview for a job that has already been filled? Alternatively, why would a company interview someone for a role that is currently being filled (let's assume to the company's satisfaction) by someone else? I trust you understand the point that I am trying to make, which is what is the point of an interview if it is a meaningless exercise?

However, to the extent that the Nominating Committee expects there will be vacancies on the Board (or that current directors will not be renominated for election at the 2023 Annual Meeting), I am sure that I can coordinate interviews with the Nominating Committee, on the one hand, and Ms. Flores and Ms. Ball, on the other hand, *after* a discussion with the Nomination Committee (or any members thereof) to understand what those expectations are.

Please let me know when the Nominating Committee (or any members thereof) might be available for such a discussion.

/s/ J. Abbott R. Cooper

---

[1] See, Blasius Indus., Inc., v. Atlas Corp., 564 A.2nd 651, 663 (Del. Ch. 1988)(noting that "the theory of our corporation law confers powers upon the directors as agents of shareholders; it does not create Platonic masters.").

Soundview Plaza
1266 East Main Street, Suite 700R
Stamford, CT 06902

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•	On February 8, 2023, Ms. Rentzel sent a third letter to Mr. Flores requesting that he “preserve all documents and information with request to” the Podcast LLC and stating that FFWM intended to file all correspondence regarding the Podcast LLC with the SEC.
•	On February 15, 2023, Mr. Cooper sent a letter to Mr. Briggs regarding Mr. Naghibi’s service on the board of directors of FHLB.

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REASONS FOR THE SOLICITATION

Driver is making the solicitation because it believes that the Board as currently constituted failed to implement an adequate framework for assessing and managing what Driver believes were obvious risks—risks that were exacerbated by what Driver believes is an excessive concentration of multifamily loans—and that failure is responsible in large part for a 42% decline in the price of FFWM Common Stock during 2022. Driver also believes that the Board as currently constituted has failed to adequately oversee FFWM’s management, leading to significant turnover in FFWM’s leadership team just as the adverse effects of the risks the Board failed to prepare for were impacting FFWM’s financial condition and results of operations.

Driver believes that change in the composition of the Board is needed to preserve and increase value for all FFWM stockholders and has nominated two (2) highly-qualified women who, if elected, will work to (i) overhaul inadequate risk management policies and practices, (ii) strengthen the Board’s oversight of FFWM’s management team in order to prevent occurrences like the departures of FFWM’s president, chief financial officer and chief operating officer in rapid succession during a less than four week period, and (iii) institute a comprehensive review of FFWM’s business strategy in light of rapidly changing economic, financial and monetary conditions.

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PROPOSAL 1

ELECTION OF DIRECTORS

The Board is currently comprised of ten (10) directors, all of whom have terms expiring at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our two (2) Driver Nominees, Allison Ball and Lila I. Flores, each of whom is independent of the Company, for terms ending at the 2024 Annual Meeting. Your vote to elect the Driver Nominees will have the legal effect of replacing two incumbent directors of the Company with the Driver Nominees. If elected, the Driver Nominees will represent a minority of the members of the Board, and therefore it is not guaranteed that they will be able to implement any actions that they may believe are necessary to enhance stockholder value. However, we believe the election of the Driver Nominees is an important step in the right direction for enhancing long-term value at the Company. There is no assurance that any incumbent director will serve as a director if our Driver Nominees are elected to the Board. You should refer to the Company’s proxy statement for the names, background, qualifications and other information concerning the Company’s nominees.

This Proxy Statement is soliciting proxies to elect not only the two Driver Nominees, but also the Unopposed Company Nominees. We have provided the required notice to the Company pursuant to the Universal Proxy Rules, including Rule 14a-19(a)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intend to solicit the holders of FFWM Common Stock representing at least 67% of the voting power of FFWM Common Stock entitled to vote on the election of directors in support of director nominees other than the Company’s nominees.

THE DRIVER NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, or offices for the past five (5) years of each of the Driver Nominees. The specific experience, qualifications, attributes and skills that led us to conclude that the Driver Nominees should serve as directors of the Company are set forth below. This information has been furnished to us by the Driver Nominees. Each of the Driver Nominees are citizens of the United States of America.

Allison Ball, age 40, is an Investment Partner for Hanover Technology Investment Management, an early stage technology investment management firm, since July 2020, and a Partner at Accelerated Advisory, LLC, a business advisor to visionary organizations, since May 2020. Previously, Ms. Ball was a Co-Founder and Board Member for Assembly, a post-COVID technology company in the hospitality space, from April 2020 to November 2021; Vice President of Product for VSCO, a photography mobile app, from April 2018 to April 2020; and in multiple positions for Meta Platforms, Inc. (NASDAQ: META) (f/k/a Facebook, Inc. (NASDAQ: FB) (“Facebook”)), a multinational technology conglomerate, including as Product Leader from 2016 to April 2018, Public Figure Product Lead, Media Product Management from 2013 to 2015, Strategic Partner Manager, Media Partnerships from 2012 to 2013 and Manager and Global Authenticity Lead, Community Operations from 2011 to 2012. Additionally, Ms. Ball served as Chief Operating Officer of Driver, a genomics-driven cancer therapeutics start-up focused on Stage IV lung cancer, from 2015 to 2016. She began her career as an Investment Banking Analyst for The Goldman Sachs Group, Inc. (NYSE: GS), a leading global investment banking, securities and investment management firm, from 2004 to 2005. Ms. Ball also advises and coaches start-up CEOs and technology leaders on leadership, product development and growth strategy. Ms. Ball serves on the board of directors of the Lincoln Network, a non-profit public policy think tank, since January 2021. Ms. Ball received her A.B. in English Language and Literature from Princeton University.

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Driver believes that Ms. Ball’s extensive experience building and leading high-performing teams will make her a valuable addition to the Board.

Lila I. Flores (f/k/a Lila I. Ontiveros), age 39, is a US Commercial Leader for Palantir Technologies Inc. (NYSE: PLTR), a public software company that specializes in big data analytics, since November 2020, and a Principal of CAZ Investments LP, a boutique investment firm, since 2016. Previously, Ms. Flores was the Vice President of Business Development and Houston Market Lead for Freedom Solar, LLC, a full-service solar company, from May 2019 to October 2020, and Vice President for The Goldman Sachs Group, Inc. (NYSE: GS), a leading global investment banking, securities and investment management firm, from 2006 to 2015. Ms. Flores also served as the Finance Director for Senator Ted Cruz’s 2016 presidential campaign from 2015 to 2016 and has been involved in various philanthropic endeavors in Houston and New York City. Ms. Flores is a director of The Texas Lyceum, a non-profit civic organization, since January 2021; board member of the Texas Bowl, a Division I FBS college football bowl game, since 2019; and co-chair to Texas Parks and Wildlife’s Stewards of the Wild in Houston, a young professionals program, since January 2021. Ms. Flores received her B.S. in Labor and Industrial Relations from Cornell University.

Driver believes that Ms. Flores’ extensive background in the financial services industry, as well as her experience serving in various executive management roles across a range of industries, will make her a valuable addition to the Board.

The principal business address of Ms. Ball is 3242 Bryn Mawr Drive, Dallas, Texas 75225. The principal business address of Ms. Flores is c/o Palantir Technologies Inc., 1555 Blake Street, Denver, Colorado, 80202.

As of the date hereof, none of the Driver Nominees, own beneficially or of record any securities of the Company and none of the Driver Nominees, have entered into any transactions in the securities of the Company during the past two years.

Driver Opportunity has signed a letter agreement (the “Indemnification Agreement”) with each of the Driver Nominees pursuant to which it and its affiliates have agreed to indemnify such Driver Nominees against certain claims arising from the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting and any related transactions. For the avoidance of doubt, such indemnification does not apply to any claims made against such Driver Nominees in their capacities as directors of the Company, if so elected.

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Each Driver Nominee has granted Mr. Cooper a power of attorney to execute certain filings with the Securities and Exchange Commission (the “SEC”) and other documents in connection with the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting and any related transactions.

On December 30, 2022, Driver and the Driver Nominees entered into a Group Agreement in connection with the Annual Meeting, pursuant to which, among other things, the parties agreed (a) to solicit proxies for the election of the Driver Nominees at the Annual Meeting, (b) the Driver Nominees would not enter into any transactions in the securities of the Company without the prior written consent of Driver and (c) that Driver would bear all expenses incurred in connection with the participants’ activities, including approved expenses incurred by any of the parties in connection with the solicitation, subject to certain limitations.

Other than as stated herein, there are no arrangements or understandings among the members of Driver or any other person or persons pursuant to which the nomination of the Driver Nominees described herein is to be made, other than the consent by each of the Driver Nominees to be named as a nominee of Driver Opportunity in any proxy statement relating to the Annual Meeting and serving as a director of the Company if elected as such at the Annual Meeting. Other than as stated herein, the Driver Nominees are not a party adverse to the Company or any of its subsidiaries nor do the Driver Nominees have a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.

We believe that each Driver Nominee presently is, and if elected as a director of the Company, each of the Driver Nominees would qualify as, an “independent director” within the meaning of (i) applicable NASDAQ listing standards applicable to board composition, including NASDAQ Listing Rule 5605(a)(2), and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, we acknowledge that no director of a NASDAQ listed company qualifies as “independent” under the NASDAQ listing standards unless the board of directors affirmatively determines that such director is independent under such standards. Accordingly, we acknowledge that if any of the Driver Nominees are elected, the determination of the Driver Nominee’s independence under the NASDAQ listing standards ultimately rests with the judgment and discretion of the Board. No Driver Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Driver Nominee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Driver Nominee directly or indirectly beneficially owns any securities of the Company; (iii) no Driver Nominee owns any securities of the Company which are owned of record but not beneficially; (iv) no Driver Nominee has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Driver Nominee is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Driver Nominee is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Driver Nominee owns beneficially, directly or indirectly, any securities of the Company; (viii) no Driver Nominee owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Driver Nominee or any of her associates or immediate family members was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Driver Nominee or any of her associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Driver Nominee has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no Driver holds any positions or offices with the Company; (xiii) no Driver Nominee has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; and (xiv) no companies or organizations, with which any of the Driver Nominees has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company. There are no material proceedings to which any Driver Nominee or any of her associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Driver Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act (“Regular S-K”) occurred during the past 10 years.

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Except as otherwise set forth in this Proxy Statement (including the Schedules hereto), there are no other direct or indirect material interests in any material contracts or agreements between or among the Driver Opportunity, on the one hand, and each Driver Nominee or her respective associates or immediate family members or any other participants in such solicitation, on the other hand, including, any transactions that would be required to be disclosed pursuant to Item 404 under Regulation S-K if Driver Opportunity were the “registrant” for purposes of such rule and each Nominee were a director or executive officer of such registrant.

None of the Driver Nominees nor any of their associates has received any fees earned or paid in cash, stock awards, option awards, non-equity incentive plan compensation, changes in pension value or nonqualified deferred compensation earnings or any other compensation from the Company during the Company’s last completed fiscal year, or was subject to any other compensation arrangement described in Item 402 of Regulation S-K.

We do not expect that the Driver Nominees will be unable to stand for election, but, in the event any Driver Nominee is unable to serve or for good cause will not serve, the shares of FFWM Common Stock represented by the enclosed WHITE universal proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Driver Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, we would identify and properly nominate such substitute nominee(s) in accordance with the Bylaws and the shares of FFWM Common Stock represented by the enclosed WHITE universal proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.

31

The Company nominees Driver does not oppose and believes are sufficiently qualified to serve as directors with the Driver Nominees are the Unopposed Company Nominees. Certain information about the Unopposed Company Nominees are set forth in the Company’s proxy statement. Driver is not responsible for the accuracy of any information provided by or relating to FFWM or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, FFWM or any other statements that FFWM or its representatives have made or may otherwise make.

Stockholders are permitted to vote for less than ten nominees or for any combination (up to ten total) of the Driver Nominees and the Company’s nominees on the WHITE universal proxy card. IMPORTANTLY, IF YOU MARK MORE THAN TEN “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID.

WE URGE YOU TO VOTE “FOR” THE ELECTION OF THE DRIVER NOMINEES ON THE ENCLOSED WHITE UNIVERSAL PROXY CARD.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Audit Committee of the Board (the “Audit Committee”) has selected Eide Bailly as its independent registered public accounting firm for the fiscal year ending December 31, 2023, and the Audit Committee is requesting that stockholders ratify such selection. Additional information regarding this proposal is contained in the Company’s proxy statement.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

33

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

As discussed in further detail in the Company’s proxy statement, the Company is providing stockholders with the opportunity to approve, at the Annual Meeting, an advisory resolution with respect to the compensation paid to its named executive officers for 2022. Accordingly, the Company is asking stockholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid in 2022 to the Company’s named executive officers, as described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Summary Compensation Table and the other compensation-related tables, and the notes and narrative in the Proxy Statement for the Company’s 2023 Annual Meeting of Stockholders.”

WE URGE YOU TO VOTE “[•]” THE ADVISORY (NON-BINDING) PROPOSAL ON THE COMPANY’S EXECUTIVE COMPENSATION

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VOTING AND PROXY PROCEDURES

Each of the shares of FFWM Common Stock outstanding at the close of business on the Record Date is entitled to one vote on each of the matters to be voted on at the Annual Meeting. Stockholders who sell their shares of FFWM Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares after the Record Date. Based on publicly available information, Driver believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the FFWM Common Stock.

Shares of FFWM Common Stock represented by properly executed WHITE universal proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Driver Nominees and the Unopposed Company Nominees to the Board, FOR Proposal 2, and [•] Proposal 3, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting, as described herein.

Driver and FFWM will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Stockholders will have the ability to vote for up to ten nominees on Driver’s enclosed WHITE universal proxy card. There is no need to use the Company’s [•] proxy card or voting instruction form, regardless of how you wish to vote.

The Board is currently composed of ten (10) directors, each with terms expiring at the Annual Meeting. We anticipate that the Board will nominate ten candidates for election at the Annual Meeting. Through the attached Proxy Statement and enclosed WHITE universal proxy card, we are soliciting proxies to elect not only the two Driver Nominees, but also eight of the Company’s nominees whose election we do not oppose, the Unopposed Company Nominees.

Stockholders are permitted to vote for less than ten nominees or for any combination (up to ten total) of the Driver Nominees and the Company’s nominees on the WHITE universal proxy card. However, if stockholders choose to vote for any of the Company’s nominees, we recommend that stockholders vote in favor of the Unopposed Company Nominees, who we believe are sufficiently qualified to serve as directors to help achieve a Board composition that we believe is in the best interest of all stockholders. We believe the best opportunity for both of the Driver Nominees to be elected is by voting on the WHITE universal proxy card. Driver therefore urges stockholders using our WHITE universal proxy card to vote “FOR” both of the Driver Nominees and “FOR” the Unopposed Company Nominees.

IMPORTANTLY, IF YOU MARK MORE THAN TEN “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID.

35

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of FFWM Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. The presence, in person or by proxy, of the holders of a majority of all of the shares entitled to vote at the Annual Meeting shall constitute a quorum. Abstentions are not counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee on how to vote, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under applicable rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on Proposal 1 and Proposal 3.

VOTES REQUIRED FOR APPROVAL

Proposal 1: Election of Directors – According to the information contained in the Company’s proxy statement, election of director nominees requires the affirmative vote of a majority of the votes cast with respect to such director in an uncontested election (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). Furthermore, in a contested election, the director nominees will be elected by vote of a plurality of the shares, present in person or by proxy and entitled to vote on the election of directors. As a result of our nomination of the Driver Nominees, the director election at the Annual Meeting will be contested, so the ten (10) director nominees receiving the greatest numbers of votes “for” will be elected as directors without regard to the number of shares voted against such director nominees. If you vote “FOR” less than ten (10) nominees in Proposal 1, your shares will only be voted “FOR” those nominees you have so marked. If you vote “FOR” more than ten (10) nominees, all of your votes on Proposal 1 will be invalid and will not be counted. Votes cast shall include votes “for” and “against” a nominee and exclude “abstentions” and “broker non-votes” with respect to that nominee’s election.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm – According to the information contained in the Company’s proxy statement, the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting at the Annual Meeting is required to approve this proposal. Abstentions will not be counted as votes cast and, therefore, will not affect the outcome.

Proposal 3: Advisory Vote on the Compensation of the Company’s Named Executive Officers – According to the information contained in the Company’s proxy statement, the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting at the Annual Meeting is required to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect the outcome.

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REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although, attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy), by delivering a written notice of revocation or by signing and delivering a subsequently dated proxy which is properly completed. The revocation may be delivered either to Driver in care of Saratoga at the address set forth on the back cover of this Proxy Statement or to the Company at 200 Crescent Court, Suite 1400, Dallas, Texas 75201, or any other address provided by the Company. Although a revocation is effective if delivered to the Company, Driver requests that either the original or photostatic copies of all revocations be mailed to Driver in care of Saratoga at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of all of the shares entitled to vote at the Annual Meeting. Additionally, Saratoga may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Driver Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE DRIVER NOMINEES, PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE UNIVERSAL PROXY CARD TODAY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

37

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Driver. Proxies may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements. Solicitations may be made by certain of the respective directors, officers, members and employees of Driver, none of whom will, except as described elsewhere in this Proxy Statement, receive additional compensation for such solicitation. The Driver Nominees may make solicitations of proxies but, except as described herein, will not receive compensation for acting as director nominees.

Members of Driver have entered into an agreement with Saratoga for solicitation and advisory services in connection with this solicitation, for which Saratoga will receive a fee not to exceed $•, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Saratoga will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Driver has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of FFWM Common Stock they hold of record. Driver will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Saratoga will employ approximately • persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Driver. Costs of this solicitation of proxies are currently estimated to be approximately $• (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). Driver estimates that through the date hereof its expenses in connection with this solicitation are approximately $•. To the extent legally permissible, if Driver is successful in its proxy solicitation, Driver intends to seek reimbursement from the Company for the expenses it incurs in connection with this solicitation. Driver does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The participants in the solicitation are anticipated to be Driver Management, Driver Opportunity, Mr. Cooper and the Driver Nominees (each, a “Participant” and collectively, the “Participants”).

The principal business address of each of Driver Management, Driver Opportunity and Mr. Cooper is 1903 San Pedro Avenue, Suite 102, San Antonio, Texas 78212.

The principal business of Driver Opportunity is investing in securities. The principal business of Driver Management is serving as the general partner of Driver Opportunity and managing certain other investments on behalf of separately managed accounts (the “SMAs”) and other investment vehicles. The principal occupation of Mr. Cooper is serving as the managing member of Driver Management.

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As of the date hereof, Driver Opportunity directly beneficially owns 106,000 shares of FFWM Common Stock. As of the date hereof, 221,000 shares of FFWM Common Stock were held in the SMAs. Driver Management, as the general partner of Driver Opportunity and investment manager to the SMAs, may be deemed to beneficially own the (i) 106,000 shares of FFWM Common Stock owned by Driver Opportunity and (ii) 221,000 shares of FFWM Common Stock held in the SMAs. Mr. Cooper, as the managing member of Driver Management, may be deemed to beneficially own the (i) 106,000 shares of FFWM Common Stock owned by Driver Opportunity and (ii) 221,000 shares of FFWM Common Stock held in the SMAs.

The shares of FFWM Common Stock purchased by Driver Opportunity and the SMAs were purchased with working capital in open market purchases.

Driver Opportunity has shared voting and dispositive power with respect to the shares of FFWM Common Stock it directly beneficially owns. As the general partner of Driver Opportunity, Driver Management has shared voting power and dispositive power with respect to the shares of FFWM Common Stock beneficially owned by Driver Opportunity. As the investment manager to the SMAs, Driver Management has sole voting and dispositive power with respect to the shares of FFWM Common Stock held in the SMAs. As the managing member of Driver Management, Mr. Cooper has shared voting power and dispositive power with respect to the shares of FFWM Common Stock beneficially owned by Driver Opportunity.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past ten (10) years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two (2) years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates or immediate family members was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to the Driver Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten (10) years.

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OTHER MATTERS AND ADDITIONAL INFORMATION

Driver is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which Driver is not aware of at a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed WHITE universal proxy card will vote on such matters in their discretion.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the document to you if you contact our proxy solicitor, Saratoga, at the following address or phone number: 520 8th Avenue, 14th Floor, New York, New York 10018 or call toll free at (888) 368-0379. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address or phone number.

The information concerning the Company and the proposals in the Company’s proxy statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Participants is given only to the knowledge of Driver.

This Proxy Statement is dated February 17, 2023. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

STOCKHOLDER PROPOSALS

Under Rule 14a-8 promulgated by the SEC under the Exchange Act, any stockholder desiring to submit a proposal for inclusion the Company’s proxy materials for the 2024 Annual Meeting must provide the Company with a written copy of that proposal, addressed to the principal executive office of the Company, at 200 Crescent Court, Suite 1400, Dallas, Texas 75201, on or before •, which is 120 days prior to the anniversary of the date of the Company’s proxy statement for the 2023 annual meeting was first released to stockholders. However, if the date of the 2024 Annual Meeting changes by more than thirty days from the date of the Annual Meeting, then the deadline would be a reasonable time before the Company begins to print and mail its proxy materials for the 2024 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act, and the rules of the SEC thereunder and other laws and regulations to which interested stockholders should refer.

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In accordance with the advance notice requirements contained in Article II, Section 2.2 of the Bylaws, a stockholder who proposes to bring business before, or make nominations of persons for election to the Board at the 2024 Annual Meeting, but who does not desire to have the proposal included in the proxy materials the Company distributes, must deliver written notice to the Company’s secretary not earlier than • and not later than •. Notwithstanding the foregoing, in the event that the Company changes the date of the 2024 Annual Meeting to a date that is more than thirty days before or after the anniversary of the Annual Meeting, written notice by a stockholder must be delivered not earlier than the close of business on the one hundred twentieth day prior to the Annual Meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which the public announcement of the date of such annual meeting is first made by the Company. A stockholder’s written notice must include certain information concerning the stockholder and each nominee or proposal, as specified in Article II, Section 2.2 of the Bylaws, and otherwise comply with the requirements of that Section.

CERTAIN ADDITIONAL INFORMATION

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING BASED ON OUR RELIANCE ON RULE 14A-5(C) UNDER THE EXCHANGE ACT. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND DIRECTOR COMPENSATION, INFORMATION CONCERNING THE COMMITTEES OF THE BOARD AND OTHER INFORMATION CONCERNING THE BOARD, INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND OTHER IMPORTANT INFORMATION. STOCKHOLDERS ARE DIRECTED TO REFER TO THE COMPANY’S PROXY STATEMENT FOR THE FOREGOING INFORMATION, INCLUDING INFORMATION REQUIRED BY ITEM 7 OF SCHEDULE 14A WITH REGARD TO THE COMPANY’S NOMINEES. STOCKHOLDERS CAN ACCESS THE COMPANY’S PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS DISCLOSING THIS INFORMATION, WITHOUT COST, ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

DRIVER MANAGEMENT COMPANY LLC

•, 2023

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SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY

DURING THE PAST TWO YEARS

Nature of Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale

DRIVER OPPORTUNITY PARTNERS I LP

Purchase of FFWM Common Stock	1,000	12/01/2022
Purchase of FFWM Common Stock	40,000	12/13/2022
Purchase of FFWM Common Stock	35,000	12/16/2022
Purchase of FFWM Common Stock	20,000	01/12/2023
Purchase of FFWM Common Stock	10,000	02/16/2023

DRIVER MANAGEMENT COMPANY LLC

(Through Separately Managed Accounts)

Purchase of FFWM Common Stock	27,043	12/01/2022
Purchase of FFWM Common Stock	32,957	12/02/2022
Purchase of FFWM Common Stock	14,955	12/06/2022
Purchase of FFWM Common Stock	8,446	12/07/2022
Purchase of FFWM Common Stock	93,099	12/08/2022
Purchase of FFWM Common Stock	32,000	12/15/2022
Purchase of FFWM Common Stock	4,500	12/19/2022
Purchase of FFWM Common Stock	8,000	12/28/2022

I-1

SCHEDULE II

The following table is reprinted from the Company’s preliminary proxy statement filed with the Securities and Exchange Commission on •, 2023.

II-1

IMPORTANT

Tell your Board what you think! Your vote is important. No matter how many shares of FFWM Common Stock you own, please give us your proxy FOR the election of the Driver Nominees and in accordance with our recommendations on the other proposals on the agenda for the Annual Meeting by SIGNING, DATING AND MAILING the enclosed WHITE universal proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of FFWM Common Stock are held in the name of a broker, only it can vote such shares of FFWM Common Stock and only upon receipt of your specific instructions. Depending upon your broker, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed WHITE voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Saratoga at the phone number or address set forth below.

If you have any questions, require assistance in voting your WHITE universal proxy card,

or need additional copies of Driver’s proxy materials,

please contact Saratoga at the phone numbers listed below.

Stockholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

WHITE UNIVERSAL PROXY CARD

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION
DATED FEBRUARY 17, 2023

FIRST FOUNDATION INC.

2023 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF DRIVER MANAGEMENT COMPANY LLC AND THE OTHER PARTICIPANTS NAMED IN THIS PROXY SOLICITATION (COLLECTIVELY, “DRIVER”)

THE BOARD OF DIRECTORS OF FIRST FOUNDATION INC.
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints J. Abbott R. Cooper and John Ferguson, and each of them, as attorneys and agents with full power of substitution to vote all shares of common stock (the “FFWM Common Stock”) of First Foundation Inc., a Delaware corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the 2023 Annual Meeting of Stockholders of the Company scheduled to be held on •, 2023, at • •.m., Central Time, at • (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of FFWM Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Driver a reasonable time before this solicitation.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” THE TWO (2) DRIVER NOMINEES AND “FOR” EIGHT (8) COMPANY NOMINEES UNOPPOSED BY DRIVER IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “[•]” PROPOSAL 3.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with Driver’s solicitation of proxies for the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This Proxy Statement and our WHITE universal proxy card are available at
•

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

WHITE UNIVERSAL PROXY CARD

[X] Please mark vote as in this example

DRIVER STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE TWO DRIVER NOMINEES AND “FOR” THE EIGHT COMPANY NOMINEES UNOPPOSED BY DRIVER, AND NOT TO VOTE “FOR” EITHER OF THE REMAINING TWO COMPANY NOMINEES LISTED BELOW IN PROPOSAL 1.

YOU MAY SUBMIT VOTES “FOR” UP TO TEN NOMINEES IN TOTAL. YOU ARE PERMITTED TO VOTE FOR LESS THAN TEN NOMINEES. IMPORTANTLY, IF YOU MARK MORE THAN TEN “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, ALL OF YOUR VOTES FOR THE ELECTION OF DIRECTORS WILL BE DEEMED INVALID. IF YOU MARK FEWER THAN TEN “FOR” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, THIS PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY “FOR” THOSE NOMINEES YOU HAVE SO MARKED.

1.	Election of ten (10) directors to serve until the Company’s 2024 annual meeting of stockholders and until their successors have been duly elected and qualified.
DRIVER NOMINEES	FOR	WITHHOLD
a) Allison Ball	☐	☐
b) Lila I. Flores	☐	☐

COMPANY NOMINEES UNOPPOSED BY DRIVER	FOR	WITHHOLD
a) [•]	☐	☐
b) [•]	☐	☐
c) [•]	☐	☐
d) [•]	☐	☐
e) [•]	☐	☐
f) [•]	☐	☐
g) [•]	☐	☐
h) [•]	☐	☐

COMPANY NOMINEES OPPOSED BY DRIVER	FOR	WITHHOLD
a) [•]	☐	☐
b) [•]	☐	☐

WHITE UNIVERSAL PROXY CARD

DRIVER MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 2.

2.	The Company’s proposal to ratify the appointment of Eide Bailly LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DRIVER [RECOMMENDS] THAT STOCKHOLDERS VOTE “[•]” PROPOSAL 3.

3.	The Company’s proposal to approve, by non-binding advisory vote, the compensation of the Company’s named executive officers for the year ended December 31, 2022.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.